SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

FEBRUARY 2, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-4111

Item 5.	Other Events

TECO Energy, Inc. today announced that it, the Union and Gila River project companies and the lending banks have orally entered into a standstill agreement through Feb. 5, 2004 relating to matters covered by the Suspension Agreement and those that have arisen or may arise thereafter relating to the project debt. Under this agreement, the lending banks have agreed not to exercise remedies related to the projects while discussions continue between TECO Energy, the project companies and the lending banks.

TECO Energy will provide additional information on the status of these projects at the time of its fourth-quarter earnings release on Feb. 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2004	TECO ENERGY, INC. Registrant By: /s/ G. L. GILLETTE G. L. GILLETTE Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

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